                        ENTERGY CORPORATION
                     PRO FORMA BALANCE SHEET
                         MARCH 31, 1998
                           (Unaudited)

                                                                        Adjustments to Reflect
                                                                        Transactions Proposed
                                                                  Before       In Present      After
               ASSETS                                          Transactions     Filing      Transactions
                                                                            (In Thousands)
Current Assets:
   Cash and cash equivalents:
     Temporary cash investments - at cost,
        which approximates market:
        Associated companies                                       $11,549                      $11,549
        Other                                                       27,224                       27,224
                                                                ----------       ------      ----------
           Total cash and cash equivalents                          38,773            -          38,773
  Accounts receivable:
    Associated companies                                            31,101                       31,101
  Interest receivable                                                  134                          134
  Other                                                             30,715                       30,715
                                                                ----------       ------      ----------
           Total                                                   100,723            -         100,723
                                                                ----------       ------      ----------

Investment in Wholly-owned Subsidiaries                          6,827,785                    6,827,785
                                                                ----------       ------      ----------

Deferred Debits and Other Assets                                    87,381            -          87,381
                                                                ----------       ------      ----------

           Total                                                $7,015,889           $-      $7,015,889
                                                                ==========       ======      ==========
           LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
  Notes payable                                                   $267,500                     $267,500
  Accounts payable:
    Associated companies                                             4,047                        4,047
    Other                                                            2,055                        2,055
  Interest accrued                                                     445                          445
  Other current liabilities                                        119,142                      119,142
                                                                ----------       ------      ----------
           Total                                                   393,189            -         393,189
                                                                ----------       ------      ----------

Deferred Credits and Noncurrent Liabilities                         70,742            -          70,742
                                                                ----------       ------      ----------

Shareholders' Equity:
  Common stock, $.01 par value, authorized
   500,000,000 shares; issued 246,556,946 shares                     2,466                        2,466
  Paid-in capital                                                4,625,592                    4,625,592
  Retained earnings                                              1,984,903                    1,984,903
  Cumulative foreign currency translation adjustment               (53,124)                     (53,124)
  Less cost of treasury stock (306,852 shares in
    1997 and 1,496,118 shares in 1996)                               7,879                        7,879
                                                                ----------       ------      ----------
           Total common shareholders' equity                     6,551,958            -       6,551,958
                                                                ----------       ------      ----------

           Total                                                $7,015,889           $-      $7,015,889
                                                                ==========       ======      ==========


                         ENTERGY CORPORATION
                    PRO FORMA STATEMENT OF INCOME
                  TWELVE MONTHS ENDED MARCH 31, 1998
                            (Unaudited)



                                                                Adjustments to Reflect
                                                                Transactions Proposed
                                                         Before       In Present      After
                                                      Transactions      Filing     Transactions
                                                                    (In Thousands)

Income:
   Equity in income of subsidiaries                      $269,257                     $269,257
   Interest on temporary investments                        3,798                        3,798
                                                         --------         ----        --------
         Total                                            273,055            -         273,055
                                                         --------         ----        --------

Expenses and Other Deductions:
  Administrative and general expenses                      70,730                       70,730
  Income taxes (credit)                                    (1,192)                      (1,192)
  Taxes other than income taxes                             1,298                        1,298
  Interest                                                 16,829                       16,829
                                                         --------         ----        --------
                                                           87,665            -          87,665
                                                         --------         ----        --------

NET INCOME                                               $185,390           $-        $185,390
                                                         ========         ====        ========


